                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements
(Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684 and 333-       )
pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, the Davstar Industries, Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreements of UroHealth Systems, Inc. of our report, which included an explanatory paragraph related to the Company's ability to continue as a going concern, dated February 24, 1995 on our audit of the consolidated financial statements of Advanced Surgical, Inc. as of and for the year ended December 31, 1994 of which the results are included in the June 30, 1994 consolidated results of operations of UroHealth Systems, Inc. included in the Transition Report on Form 10-K/A for the nine months ended March 31, 1996.



/s/  COOPERS & LYBRAND L.L.P.

---------------------------------------------------------

     Coopers & Lybrand L.L.P.



2400 Eleven Penn Center


Philadelphia, Pennsylvania


January 7, 1997